Form 10K
Exhibit 99.1
Report of Independent Registered Certified Public Accounting Firm

To the Board of Directors and Stockholders of Commercial Bankshares, Inc.:

In our opinion, the consolidated statements of income, comprehensive income, changes in stockholders’ equity and cash flows for the year ended December 31, 2004 (appearing on pages 22 through 25 of the Commercial Bankshares, Inc.’s 2006 Annual Report to Shareholders which has been incorporated by reference in this Form 10-K) present fairly, in all material respects, the results of operations and cash flows of Commercial Bankshares, Inc. and its subsidiary for the year ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
Miami, Florida
March 15, 2005